EXHIBIT 99.1

SMTC Corporation Announces Terms of $13 million Rights Offering to its Stockholders and Provides 2018 Guidance

TORONTO, July 23, 2018 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) (“SMTC” or the “Company”), a global electronics manufacturing services provider, today announced it will be offering rights (the "Rights Offering") to holders of its common stock of record at the close of business on July 23, 2018. Pursuant to the Rights Offering, each holder of shares of common stock on the record date of July 23, 2018 will receive one non-transferable right for every three shares of common stock held on the record date.  No fractional shares will be issued.  The Rights Offering includes an oversubscription privilege whereby stockholders fully exercising their basic subscription right may purchase shares offered but not purchased by other stockholders, if available. Exercising a basic right or oversubscription privilege will allow a shareholder as of the record date to acquire shares at a price 20% below the 10-day volume-weighted average price, or at $2.25/share.  All rights will expire if not exercised by 4:00 PM EDT on August 22, 2018, unless the Company extends the offering period.

The Rights Offering is made pursuant to a prospectus supplement, filed today (the “Prospectus Supplement”), to its previously filed shelf Registration Statement on Form S-3 (the “Registration Statement”) deemed effective by the Securities and Exchange Commission (“SEC”) on July 2, 2018, for a Rights Offering to its existing stockholders. The Prospectus Supplement contains the terms of the Rights Offering.

$13 million Rights Offering

Neither the Company, nor its board of directors is making any recommendation to stockholders as to whether to exercise their subscription rights. However, the Company has received commitments from Red Oak Partners LLC, and Wynnefield Funds, the Company's largest stockholders, as well as with other members of the board of directors, members of the executive management team, and other outside investors who in aggregate have committed to fund up to the full $13 million, subject to prorations imposed in the Rights Offering.

Stockholders should carefully read the Prospectus Supplement because it contains important information. The Prospectus Supplement and documents including the Rights Certificate and instructions about how to exercise and pay for the rights exercised will be both mailed to all registered stockholders commencing July 25, 2018 and simultaneously provided to all brokers or nominee holders for distribution by the broker to all beneficial owners of the Company's stock. Stockholders may also review (at no cost) the Prospectus Supplement and other documents relating to the Rights Offering at the SEC's web site at www.sec.gov by clicking "Company Filings" as shown on the home page of that website and on the next page by entering the Company's ticker symbol SMTX in the "Fast Search" box.

2018 Outlook and Update

“Following our 12 percent year-over-year revenue growth reported in Q1 2018, we continue to see strong momentum in our business and expect to achieve revenue growth in excess of 25 percent for the full year in 2018 over 2017,” reported Ed Smith, President and CEO of SMTC.  “The funds raised in the Rights Offering will support strong organic growth for purchase of capital equipment and working capital and allow the company to be opportunistic on strategically compelling acquisitions,” Smith added.

The Company has announced its current expectations for the remaining quarters in 2018:

Quarter	2018 Revenue Range	2017 Revenue (1)	2018 Adjusted EBITDA Range (2)	2017 Adjusted EBITDA (1)
Second Quarter	$43.5 to $45.0 million	$33.0 million	$1.3 to $1.6 million	($3.6) million
Third Quarter	$48.0 to $51.0 million	$33.4 million	$1.9 to $2.2 million	$1.1 million
Fourth Quarter	$48.0 to $51.0 million	$38.6 million	$2.0 to $2.5 million	$1.2 million

(1) Based on actual historical results

(2) Adjusted EBITDA  is calculated based on net income (loss) adjusted to exclude stock-based compensation, interest, restructuring charges, unrealized foreign exchange gain (loss) on unsettled forward exchange contracts, income taxes and depreciation.  SMTC has provided in this release a non-GAAP calculation of Adjusted EBITDA as supplemental information regarding the operational performance of SMTC’s core business. A reconciliation of Adjusted EBITDA to net earnings (loss) is included in the attached supplement.

2018 Second Quarter Earnings Call

SMTC expects to report its second quarter financial 2018 results before the market opens on August 8, 2018.  The Company invites you to join its 2018 second quarter earnings call Wednesday, August 8, 2018 at 8:30 a.m. EDT. Mr. Eddie Smith, President and CEO will lead the call.

Members of the investment community wishing to ask questions during the teleconference may access the teleconference by dialing 877-878-2794 and international callers should dial 615-800-6849 ten minutes prior to the scheduled start time. A rebroadcast will be available for up to one week following the teleconference by dialing 855-859-2056, Conference ID: 1178467.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares. The statements contained in this release that are not purely historical are forward-looking statements within the meaning of applicable securities laws.

Forward-Looking Statements

Certain statements contained in this press release, including the Company's prospective financial information for the second, third and fourth quarter of fiscal 2018 included in this press release have been prepared by, and is the responsibility of, the Company's management. The Company and its management believe that the quarterly forecasted revenue and Adjusted EBITDA have been prepared on a reasonable basis, reflecting the best estimates and judgments, and represent, to the best of management's knowledge and opinion, the Company's expected course of action. Actual results could differ materially from those projected in these statements as a result of a number of factors, including, but not limited to, adverse changes to the key markets we target; reliance on a small number of customers for a portion of our sales; risks arising from our international operations; competition that could cause us to lose sales; and the other factors set forth in the Company's annual and quarterly reports filed with the SEC.  The Company is under no obligation to and expressly disclaims any such obligation to update or alter any of the forward-looking statements made in this release, the Company’s website, including material available in Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.  Because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

The above financial outlook for revenue and Adjusted EBITDA included in this press release has been prepared by, and is the responsibility of, the Company’s management. The Company and its management believe that the quarterly forecasted revenue and Adjusted EBITDA have been prepared on a reasonable basis, reflecting the best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results. Our independent registered public accounting firm, PricewaterhouseCoopers LLP has neither audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to this financial outlook and, accordingly, does not express an opinion or any other form of assurance on such information or its achievability.

Further, except for the factual statements made herein, the information contained in this press release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s growth strategy, impact of the filing of a Form S-3 shelf registration on SMTC’s financial flexibility and access to capital markets. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those risk factors set forth in SMTC’s Form 10-K for the year ended December 31, 2017 and other factors detailed from time to time in our periodic reports filed with the SEC. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

About SMTC Corporation

SMTC, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC manufacturing facilities span a broad footprint in the United States, China and Mexico. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, networking and computing, power and energy and medical market segments. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX. For further information on SMTC, please visit our website at www.smtc.com (http://www.smtc.com/).

Investor Relations Contact	Company Contacts

Peter Seltzberg Managing Director Darrow Associates, Inc. 516-419-9915 pseltzberg@darrowir.com	Steve Waszak Chief Financial Officer SMTC Corporation 949-600-3575 steve.waszak@smtc.com

Supplementary Information:

Reconciliation of Adjusted EBITDA
	Actual three months ended			Forecasted three months ended
	July 2, 2017	October 1, 2017	December 31, 2017	July 1, 2018	September 30, 2018	December 30, 2018

Net earnings (loss)	(6,013)	(551)	(904)	(170)	425	675
Add (deduct):
Depreciation	971	839	799	770	890	900
Interest	217	229	278	400	400	400
Income tax expense	154	78	335	235	225	225

EBITDA	$(4,671)	$595	$508	$1,235	$1,940	$2,200

Add (deduct):
Stock compensation expense (reversal)	(7)	77	159	80	75	105
Restructuring charges	1,351	326	55	95	65	-
Unrealized foreign exchange loss (gain)
on unsettled forward exchange contracts	(284)	118	520	90	-	-

Adjusted EBITDA	$(3,611)	$1,116	$1,242	$1,500	$2,080	$2,305